Exhibit 99.(8)(i)9

Amendment No. 5 to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

National Life Insurance Company

Equity Services, Inc.

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), National Life Insurance Company and Equity Services, Inc., your distributor (collectively, the “Company” “you” or “your”), on your behalf and on behalf of certain Accounts, (individually a “Party”, collectively, the “Parties”) have previously entered into a Participation Agreement dated May 1, 2004 and subsequently amended June 5, 2007, October 30, 2008, August 16, 2010 and January 15, 2013 (the “Agreement”).  The Parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.  Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.                                      Paragraph 3.3.1 of Section 3.3 of the Agreement is deleted and replaced in its entirety with the paragraph 3.3.1 below:

“3.3                        Manual Purchase and Redemption

3.3.1                     You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios (“Instructions”).  “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus.  “Close of Trading” shall mean the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time.  You represent and warrant that all Instructions transmitted to us for processing on or as of a given Business Day (the “Designated Day”) shall have been received in proper form and time stamped by you prior to the Close of Trading on the Designated Day.  Such Instructions shall receive the Portfolio share price next calculated following the Close of Trading on the Designated Day (the “Designated Day Price”), provided that we receive the Instructions from you before 9:00 a.m. Eastern Time on the Business Day following the Designated Day (the “Submission Time”).  Any such Instructions that we receive after the Submission Time may, but are not guaranteed to, receive the Designated Day Price.  You assume responsibility for any loss to a Portfolio caused by our receipt of Instructions after the Submission Time, including but not limited to, losses caused by such Instructions receiving the Designated Day Price, or any cancellation or correction made subsequent to the Submission Time.  You will immediately pay the amount of such loss to a Portfolio upon notification by us.  You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on a Designated Day from being executed with Instructions received before the Close of Trading on that Designated Day.”

2.                                      Paragraph 3.4.3 of Section 3.4 of the Agreement is deleted and replaced in its entirety with the paragraph 3.4.3 below:

“3.4                        Automated Purchase and Redemption

3.4.3                     On each Business Day, you shall aggregate all purchase and redemption orders for shares of a Portfolio that you received prior to the Close of Trading. You represent and warrant that all orders for net purchases or net redemptions derived from Instructions received by you and transmitted to Fund/SERV for processing on or as of a given Business Day (the “Designated Day”) shall have been received in proper form and time stamped by you prior to the Close of Trading on the Designated Day.  Such orders shall receive the Portfolio share price next calculated following the Close of Trading on the Designated Day (the “Designated Day Price”), provided that we receive Instructions from Fund/SERV by 9:00 a.m. Eastern Time on the Business Day following the Designated Day (the “Submission Time”).  Any such Instructions that we receive after the Submission Time may, but are not guaranteed to, receive the Designated Day Price.  You assume responsibility for any loss to a Portfolio caused by our receipt of Instructions after the Submission Time including, but not limited to, losses caused by such Instructions receiving the Designated Day Price, or any cancellation or correction made subsequent to the Submission Time.  You will immediately pay the amount of such loss to a Portfolio upon notification by us.  You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on a Designated Day from being executed with Instructions received before the Close of Trading on that Designated Day.”

3.                                      Schedules C and G of the Agreement are deleted and replaced in their entirety with the Schedules C and G attached hereto, respectively.

4.                                      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment as of April 1, 2016.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
Only on behalf of
each Portfolio listed
on Schedule C of
the Agreement.	By:	/s/ Karen L. Skidmore
Name: Karen L. Skidmore
Title: Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

	By:	/s/ Christopher A. Felchlin
	Name:	Christopher A. Felchlin
	Title:	Vice President

The Company:	NATIONAL LIFE INSURANCE COMPANY

	By:	/s/ Scott Edblom
	Name:	Scott Edblom
	Title:	Vice President — Product Strategy & Innovation

The Distributor:	EQUITY SERVICES, INC.

	By:	/s/ Gregory D. Teese
	Name:	Gregory D. Teese
	Title:	Vice President - Compliance

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.              Franklin Global Real Estate VIP Fund, Class 2

2.              Franklin Small-Mid Cap Growth VIP Fund, Class 2

3.              Franklin Small Cap Value VIP Fund, Class 2

4.              Franklin Mutual Global Discovery VIP Fund, Class 1

5.              Franklin Mutual Shares VIP Fund, Class 2

6.              Franklin U.S. Government Securities VIP Fund, Class 1

7.              Templeton Foreign VIP Fund, Class 2

8.              Franklin Funding Funds Allocation VIP Fund, Class 4

9.              Franklin High Income VIP Fund, Class 4

10.       Franklin Mutual Global Discovery VIP Fund, Class 4

11.       Franklin Rising Dividend VIP Fund, Class 4

12.       Franklin Small-Mid Cap Growth VIP Fund, Class 4

13.       Templeton Developing Markets VIP Fund, Class 4

14.       Templeton Global Bond VIP Fund, Class 4

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)                                 the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)                                 we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:	General Counsel c/o
Linda Lai (Linda.lai@franklintempleton.com;) or
Kevin Kirchoff (Kevin.kirchoff@franklintempleton.com)
Fax: 650 525-7059
Franklin Templeton Investments
1 Franklin Parkway,
Bldg. 920, 2nd Floor
San Mateo, CA 94403

With respect to the following agreement(s) (collectively, the “Agreement”)

(please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):
Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios

Listing of current classes for your reference:

Class 1 (no 12b-1 fee);

Class 2 (12b-1 fee of 25 bps);

Class 4 (12b-1 fee of 35 bps); or

Class 5 (12b-1 fee of 15 bps).

Offering Date(s)

Name and title of authorized person of insurance company:

Contact Information:

Schedule G

Addresses for Notices

To the Company:	National Life Insurance Company
National Life Drive
Montpelier, VT 05604
Attention: Keith Jones, Senior Counsel

To the Distributor:	Equity Services, Inc.
National Life Drive
Montpelier, VT 05604
Attention: Counsel

To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc.
100 Fountain Parkway, Bldg. 140, 7th Floor
St. Petersburg, FL 33716
Attention: Peter Jones, President

If to the Trust or Underwriter
with a copy to:	Franklin Templeton Investments
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: General Counsel